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                                  EXHIBIT 21

                        SUBSIDIARIES OF FIRSTBANK CORP.
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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT





Parent
------

FirstBank Corp.

                                      Percentage     Jurisdiction or
Subsidiaries (a)                      of Ownership   State of Incorporation
----------------                      ------------   ----------------------

FirstBank Northwest(1)                   100%             United States

Tri-star Financial Corporation (2)       100%             Idaho


________
(1) Upon consummation of the Conversion, FirstBank Northwest will become a wholly-owned subsidiary of the Registrant.
(2) This corporation is a wholly owned subsidiary of FirstBank Northwest